Exhibit 10.2 NONQUALIFIED STOCK OPTION AGREEMENT THIS AGREEMENT is made as of the date (the “Grant Date”) stated on the last page hereto (the “Grant Award”) between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), and the individual named on the Grant Award (the “Optionee”). WHEREAS, the Company desires to grant to the Optionee an option to purchase Shares under the Company’s 2017 Omnibus Equity Plan, as may be amended from time to time (the “Plan”); and WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a Participant). NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, including specifically, entry into the JELD-WEN 2021 Non-Competition Agreement, the parties agree as follows: 1. Grant of Option. (a) The Company grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate number of shares (the “Option Shares”) on the terms and subject to all terms, conditions and limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonqualified Stock Option as defined in the Plan. (b) Consent to be Bound by the JELD-WEN 2021 Non-Compete Agreement. As additional consideration, the Optionee acknowledges and agrees to be bound by the terms of the JELD-WEN 2021 Non-Competition Agreement attached hereto, which agreement is expressly granted by signing and/or electronically accepting this Agreement. 2. Purchase Price. The purchase price of the Option Shares shall be the per share stock price (the “Exercise Price”) stated in the Grant Award, which is not less than the Fair Market Value of a Share as of the Grant Date. 3. Vesting and Exercisability. (a) Vesting. Subject to the Plan and this Agreement, the Option shall become vested and exercisable (to the extent vested and exercisable, the “Vested Options”) in the number of installments stated in the Grant Award on the specified anniversary of the Grant Date (each, a “Vesting Date”), so long as the Optionee continues to be an Eligible Individual at all times from

2 the Grant Date through the relevant Vesting Date, and all vesting shall cease upon the date the Optionee is Terminated for any reason other than Disability, Death or Retirement. Upon the Termination of an Optionee by reason of Disability, Death or Retirement, the Option shall continue to become vested and exercisable on each Vesting Date following the Termination as if the Optionee had continued to be an Eligible Individual on such Vesting Dates. For purposes of this Agreement, an employee is eligible for “Retirement” at any time on or after attaining age fifty-five (55) with ten (10) years of service with the Company and its subsidiaries. In no event does Retirement include any termination for Cause (as described below). (b) Exercise. The Option may be exercised only with respect to Option Shares issuable upon the exercise of any Vested Options. (c) Termination. Except as provided in Sections 4(c)-(f) and subject to Sections 4(b) and 5, the Options may be exercised only prior to the Optionee’s Termination. (d) Limitations. For the avoidance of doubt, the limitations on the Optionee’s ability to exercise the Option contained in this Agreement are independent, and the Option shall be exercisable only to the extent that none of such limitations apply. 4. Exercisability Upon and After Termination. (a) Unvested Options. All Option Shares which have not vested in accordance with Section 3(a) of this Agreement prior to the Optionee’s Termination for any reason other than Disability, Death or Retirement shall be cancelled, forfeited and terminated upon such Termination. (b) For Cause. If the Optionee is Terminated for Cause, as determined in the sole discretion of the Board or any committee of the Board, the Option shall terminate as of immediately prior to such Termination, including with respect to Vested Options, and the Optionee shall thereafter cease to have any right to exercise any Option. Furthermore, if the Board or any committee of the Board, prior to or following the date the Optionee is Terminated, and after full consideration of the facts, finds by majority vote that the Optionee has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company or a Subsidiary, the Optionee shall forfeit all unexercised Option Shares, whether or not vested, and shall return to the Company any gain on Option Shares previously exercised since the earlier of (x) the date the inimical conduct occurred and (y) the date that is one year prior to the date of Termination. The decision of the Board or any committee of the Board shall be final. (c) Disability. If the Optionee is Terminated by reason of Disability, the Option may be exercised by the Optionee’s estate or personal representative to the extent it is a Vested Option (including in respect of Option Shares that continue to vest after Disability by reason of Section 3(a) above) on the date of exercise until the earlier of twelve (12) months after the final Vesting Date and the Expiration Date (as hereinafter defined), following which the Option shall, if not exercised, terminate. (d) Death. If the Optionee is Terminated by reason of his or her death, the Option may be exercised by the Optionee’s estate or personal representative to the extent it is a Vested Option (including in respect of Option Shares that continue to vest after Death by reason of Section 3(a) above) on the date of exercise until the earlier of twelve (12) months after the final Vesting Date and

3 the Expiration Date, following which the Option shall, if not exercised, terminate. (e) Retirement. If the Optionee is Terminated by reason of Retirement, the Option may be exercised by the Optionee to the extent it is a Vested Option (including in respect of Option Shares that continue to vest after Retirement by reason of Section 3(a) above) on the date of exercise until the earlier of twelve (12) months after the final Vesting Date and the Expiration Date, following which the Option shall, if not exercised, terminate. (f) Other. If the Optionee is Terminated for any reason other than Death, Disability, Retirement, or termination for Cause, the Option may be exercised by the Optionee to the extent it was a Vested Option on the date of Termination until the earlier of the date that is ninety (90) days after the date of such Termination and the Expiration Date, following which the Option shall, if not exercised, terminate. (g) Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any Affiliate, or to interfere in any way with the right of the Company or any parent or Subsidiary by whom the Optionee is employed to terminate the Optionee’s employment at any time or for any reason, with or without Cause, or to decrease the Optionee’s compensation or benefits. 5. Prohibited Conduct; Restatements. (a) Consequences of Prohibited Conduct. If the Company determines that the Optionee has engaged in any Prohibited Conduct (as defined in Section 5(b)), then: (i) The Option shall immediately terminate, including with respect to Vested Options; and (ii) If the Company determines that Prohibited Conduct occurred on or before the first anniversary of the date the Option was exercised for any Option Shares, the Optionee shall repay and transfer to the Company (A) the number of Option Shares issued to the Optionee under this Agreement within such one year period (the “Forfeited Shares”), plus (B) the amount of cash equal to the withholding taxes paid by withholding shares (if any) from the Optionee with respect to such exercise of the Option (including through broker-assisted “cashless” exercise). If any Forfeited Shares have been sold by the Optionee prior to the Company’s demand for repayment, the Optionee shall repay to the Company (A) 100% of the proceeds of such sale or sales, plus (B) the amount of cash equal to the withholding taxes paid by withholding Shares (if any) from the Optionee with respect to such exercise of the Option (including through broker- assisted “cashless” exercise). The Company may, in its sole discretion, reduce the amount to be repaid by the Optionee to take into account the tax consequences of such repayment for the Optionee. Conduct”: (b) Prohibited Conduct. Each of the following constitutes “Prohibited (i) the conviction or entry of a plea of guilty or nolo contendere to (A) any felony or

4 (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of the United States or any state thereof or any similar foreign law to which the person may be subject; (ii) being engaged or having engaged in conduct constituting breach of fiduciary duty, dishonesty, willful misconduct or material neglect relating to the Company or any of its subsidiaries or the performance of a person’s duties; (iii) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or any of its subsidiaries; (iv) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or any of its subsidiaries; (v) the willful failure to: (A) follow a reasonable and lawful directive of the Company or any of its subsidiaries at which a person is employed or provides services, or the Board of Directors or (B) comply with any written rules, regulations, policies or procedures of the Company or a subsidiary at which a person is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company; (vi) violation of a person’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the person is subject; (vii) during the Optionee’s employment or service with the Company or at any time after Termination for any reason, the Optionee, in violation of any Company policies or agreements with the Company, discloses or misuses any of the Company’s trade secrets or other confidential information regarding the Company, including without limitation, matters relating to cost data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, manufacturing processes, business strategy and plans, customer information, pricing information, supplier information, the Company’s policies and procedures and other financial data of the Company; (viii) deliberate and continued failure to perform material duties to the Company or any of its subsidiaries; (ix) violation of the Company’s Code of Business Conduct and Ethics, as it may be amended from time to time; or (x) during the Optionee’s employment or service with the Company or at any time during the two-year period following Termination for any reason, the Optionee:

5 (A) directly or indirectly competes with the Company, accepts employment with any entity that directly or indirectly competes with the Company or otherwise approaches, solicits or accepts business from any customer, supplier or vendor of the Company in direct or indirect competition with the Company; (B) approaches, counsels or attempts to induce any person who is then in the employ of the Company to leave his or her employ; or employs or attempts to employ any such person or any person who at any time during the preceding twelve (12) months was in the employ of the Company; or (C) aids, assists or counsels any other person, firm or corporation to do any of the above. (c) Restatement of Financial Statements. In addition to the other provisions in this Section 5, this Agreement or the Plan, the Option and any Shares issued upon exercise of the Option shall be subject to any policies of the Company in effect on the Grant Date or adopted by the Company at any time thereafter that provide for forfeiture of the Option Shares and recoupment of any Shares issued upon exercise of the Option or of any gain received by the Optionee in connection with the sale of Shares received upon exercise of the Option in the event of any restatement of the Company’s financial statements. (d) Determinations. The Committee shall, in its sole discretion, make all determinations regarding this Section 5, including whether any Prohibited Conduct has occurred, and the determinations by the Committee shall be final and binding on all parties. (e) Company and its Affiliates. All references in this Section 5 to the Company shall include the Company and any of its Subsidiaries and Affiliates. 6. Issuance of Stock. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with the terms hereof) by giving written notice (or any other approved form of notice) to the Company in accordance with procedures established by the Company from time to time. Such written notice shall be signed by the person exercising the Option, shall state the number of Option Shares with respect to which the Option is being exercised and shall otherwise comply with the terms and conditions of this Agreement and the Plan. No Option Shares shall be issued until full payment for the Option Shares has been made by the Optionee, including all amounts owed for tax withholding. Upon compliance with the terms and conditions of this Agreement and the Plan, the Company shall accept payment for the Option Shares and the amount necessary to satisfy applicable federal, state and local tax withholding and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates (which may be in electronic form) for Option Shares as to which the Option was exercised. The Exercise Price of any Option Shares and tax withholding amounts shall be payable at the time of exercise as determined by the Optionee either: (a) in cash, by certified check or bank check, or by wire transfer;

6 (b) through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price; (c) through a registered broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option pursuant to cashless exercise procedures (a so-called “cashless” exercise); or (d) in any combination of (a), (b) or (c) above. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with the issuance of the Option Shares. The holder of this Option shall have the rights of a stockholder only with respect to those Option Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option. 7. Non-Assignability. This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide. 8. Expiration. Unless otherwise earlier terminated as provided herein, the Option will expire and terminate as to all Option Shares on the date stated in the Grant Award (the “Expiration Date”). 9. Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing and shall be delivered personally or by e-mail or reputable overnight courier. If to the Company, notice shall be made at its principal corporate headquarters, addressed to the attention of the Corporate Secretary. If to the Optionee, notice shall be made at the Optionee’s address on file with the Company. Either party may designate at any time hereafter in writing some other address for notice. 10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of Delaware in New Castle County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does

7 not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. 11. Binding Effect; Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof, supersedes any and all prior understandings, agreements or correspondence between the parties, and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. 12. Severability. Each provision of this Agreement will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions of this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction. IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year stated in the Grant Award.

8 Notice of Non-Qualified Stock Option of JELD-WEN Holding, Inc. Company Name ###COMPANY_NAME### Plan NSO 2017 Plan Participant Id ###EMPLOYEE_NUMBER### Participant Name ###PARTICIPANT_NAME### Participant Address ###HOME_ADDRESS### Grant/Award Type Non-Qualified Stock Option Share Amount ###TOTAL_AWARDS### Grant/Award Date ###GRANT_DATE### VESTING SCHEDULE ###VEST_SCHEDULE_TABLE###

9 JELD-WEN 2021 Non-Compete Agreement This Non-Compete Agreement (“Agreement”) is entered into by and between JELD-WEN, Inc., a Delaware Corporation, with its principal place of business located in Charlotte, North Carolina (the “Employer”), on behalf of itself, its subsidiaries, and other corporate affiliates, and their successors or assigns (collectively referred to herein as, the “Employer Group”), and the Associate named in the award of Restricted Stock Units, Performance Share Units, and/or Stock Options granted on the date of the Grant Award (the “Associate”), (the Employer and the Associate are collectively referred to as the “Parties”), as of the Grant Award Date (the “Effective Date”). In consideration of the award of Restricted Stock Units, Performance Share Units, and/or stock Options granted on the date indicated on the Grant Award, which the Associate acknowledges to be good and valuable consideration for the associate's obligations hereunder, the Employer and the Associate hereby agree as follows: 1. Confidential Information. The Associate understands and acknowledges that during the course of employment by the Employer Group, the Associate will have access to and learn about Confidential Information, as defined below. (a) Confidential Information Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, documents, research, operations, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, operating systems, work-in-process, databases, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, associate lists, supplier lists, vendor lists, developments, internal controls, security procedures, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, inventions, unpublished patent applications, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employer Group in confidence. The Associate understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or

10 otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Associate understands and agrees that Confidential Information includes information developed by the Associate in the course of the Associate's employment by the Employer as if the Employer furnished the same Confidential Information to the Associate in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Associate, provided that the disclosure is through no direct or indirect fault of the Associate or person(s) acting on the Associate's behalf. (b) Employer Group Creation and Use of Confidential Information. The Associate understands and acknowledges that the Employer Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its associates, and improving its offerings in the field of door, window, trim, and building supplies manufacturing and distribution. The Associate understands and acknowledges that as a result of these efforts, Employer Group has created, and continues to use and create, Confidential Information. This Confidential Information provides Employer Group with a competitive advantage over others in the marketplace. (c) Disclosure and Use Restrictions. Nothing herein voids, alters, or modifies the Associate's obligations under the Employer’s Code of Business Conduct and Ethics, Associate’s Employment Agreement, or any other confidentiality agreement entered into by Associate and the Employer. 2. Restrictive Covenants. (a) Acknowledgment. The Associate understands that the nature of Associate's position gives the Associate access to and knowledge of Confidential Information and places the Associate in a position of trust and confidence with the Employer Group. The Associate understands and acknowledges that the intellectual services the Associate provides to the Employer Group are unique, special, or extraordinary. The Associate further understands and acknowledges that the Employer Group's ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group, and that improper use or disclosure by the Associate is likely to result in unfair or unlawful competitive activity.

11 (b) Non-Competition. Because of Employer Group's legitimate business interest as described in this Agreement and the good and valuable consideration offered to the Associate, the receipt and sufficiency of which is acknowledged, during the term of Associate's employment and for the one year beginning on the last day of the Associate's employment with the Employer, whether terminated for any reason or no reason, by the Associate or the Employer, (the "Restricted Period"), the Associate agrees and covenants not to engage in Prohibited Activity within the United States, or the geographical regions for which the Associate provides services during the course of employment, whichever is larger. For purposes of this non-compete clause, "Prohibited Activity" is activity in which the Associate contributes the Associate's knowledge, directly or indirectly, in whole or in part, as an associate, employer, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Employer Group, including those engaged in the business of manufacturing and distribution of doors, windows, trim, and other building supplies manufactured or distributed by the Employer Group. Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information. The Employer Group regards as its primary, but not exclusive, competitors the following: Masonite, Weather Shield, PlyGem, Pella, Andersen Windows, Marvin Windows, Steve’s and Sons, Fortune Brands Door Division (ThermaTru), Plastpro, Lynden Door, Haley Bros., Woodgrain Millwork, PGT, Sierra Pacific, and Hurd. Nothing herein shall prohibit Associate from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Associate is not a controlling person of, or a member of a group that controls, such corporation. This Section does not, in any way, restrict or impede the Associate from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. (c) Non-Solicitation of Associates. The Associate agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire, or recruit, any associate of the Employer Group ("Covered Associate"), or induce the termination of employment

12 of any Covered Associate for a period of two years, beginning on the last day of the Associate's employment with the Employer, regardless of the reason for the employment termination. (d) Non-Solicitation of Customers. The Associate understands and acknowledges that because of the Associate's experience with and relationship to the Employer Group, the Associate will have access to, and will learn about, much or all of the Employer Group's customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales/services. The Associate understands and acknowledges that loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Employer Group. The Associate agrees and covenants, for a period of two years, beginning on the last day of the Associate's employment with the Employer, whether terminated for any reason or no reason, by the Associate or the Employer, not to directly or indirectly solicit, contact, or attempt to solicit or contact, using any other form of oral, written, or electronic communication, including, but not limited to, email, regular mail, express mail, telephone, fax, instant message, or social media, including but not limited to Facebook, LinkedIn, Instagram or Twitter, or any other social media platform, whether or not in existence at the time of entering into this agreement, or meet with the Employer Group's current customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Employer Group. This restriction shall only apply to:  Customers or prospective customers the Associate contacted in any way during the two years prior to the Associate’s termination of employment;  Customers about whom the Associate has trade secret or confidential information; or,  Customers about whom the Associate has information that is not available publicly. 3. Remedies. In the event of a breach or threatened breach by the Associate of any of the provisions of this Agreement, the Associate hereby consents and agrees that the Employer Group shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or

13 other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. 4. Successors and Assigns. (a) Assignment by the Employer. To the extent permitted by state law, the Employer may assign this Agreement to any subsidiary or corporate affiliate in the Employer Group or otherwise, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Employer. This Agreement shall inure to the benefit of the Employer Group and permitted successors and assigns. (b) No Assignment by the Associate. The Associate may not assign this Agreement or any part hereof. Any purported assignment by the Associate shall be null and void from the initial date of purported assignment. 5. Choice of Law and Forum Selection. This Agreement, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, are governed by, and construed in accordance with, the laws of the State of North Carolina (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the laws of any jurisdiction other than the State of North Carolina to apply. Any action or proceeding by either Party to enforce this Agreement shall be brought only in any state or federal court located in the state of North Carolina, county of Mecklenburg. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. 6. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Associate and the Employer pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. 7. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Associate and by the Chief Executive Officer of the Employer. No waiver by either Party of any breach of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power, or privilege. 8. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, that holding shall not affect the validity of the

14 remainder of this Agreement, the balance of which shall continue to be binding on the Parties with any modification to become a part of and treated as though originally set forth in this Agreement. The Parties further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement instead of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making any other modifications it deems warranted to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. Should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in this Agreement. 9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement. 10. No Preparation for Competition. During the term of the Associate's employment, Associate agrees not to undertake preparations for competitive activity prohibited by this Agreement. 11. Notice. If and when Associate's employment with Employer terminates, whether voluntarily or involuntarily, Associate agrees to provide to any subsequent employer a copy of this Agreement. In addition, Associate authorizes Employer to provide a copy of this Agreement to third parties, including but not limited to, Associate's subsequent, anticipated, or possible future employer. 12. Notwithstanding anything herein to the contrary, nothing in this Agreement shall (x) prohibit Associate from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (y) require notification or prior approval by Employer of any such report; provided that, Associate is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, Associate shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a

15 lawsuit or proceeding, if such filings are made under seal.